UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

To

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2013 (October 1, 2013)

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 12th Floor, New York, New York 10022
(Address, including zip code, of Principal Executive Offices)
(212) 415-6500
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On October 7, 2013, American Realty Capital Properties, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) announcing that, on October 1, 2013, it had assumed the obligations of its sponsor, AR Capital, LLC, on October 1, 2013, under that certain Purchase and Sale Agreement, dated July 24, 2013, entered into by and among AR Capital, LLC, ARC PADRBPA001, LLC (referred to together with AR Capital, LLC as the “Purchasers”) and certain sellers described in the schedules thereto (collectively, the “Sellers”) relating to the acquisition of 120 properties from affiliates of funds managed by Fortress Investment Group LLC (the “Fortress Portfolio”) and acquired 41 of the properties in the Fortress Portfolio for a purchase price of $200.3 million, exclusive of closing costs on October 1, 2013. The Company is now filing this Amended Current Report on Form 8-K/A (this “Amendment”) to disclose that it closed on the balance of the Fortress Portfolio on January 8, 2014. This Amendment makes no other changes to the Initial Report and the Company is including a press release as Exhibit 99.1 to this Amendment relating to the announcement of the closing of the balance of the Fortress Portfolio on January 8, 2014.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 8, 2014, the Company, through wholly owned subsidiaries of its operating partnership, closed the acquisition of the remaining fee simple interests in the Fortress Portfolio, totaling 79 properties, for an aggregate contract purchase price of $400.9 million, exclusive of closing costs. The total contract purchase price of the Fortress Portfolio was $601.2 million, exclusive of closing costs, including the 41 properties acquired by the Company on October 1, 2013 for a contract purchase price of $200.3 million, exclusive of closing costs. The Sellers of the Fortress Portfolio had no material relationship with the Company and the acquisition was not an affiliated transaction. The Company funded the purchase of 41 properties of the Fortress Portfolio on October 1, 2013 with a $75.0 million draw on its existing credit facility and with $125.3 million of cash on hand. The Company funded the January 8, 2014 purchase of 79 properties using a draw of $294.3 million on its existing credit facility and assumed debt of $106.6 million.

The Fortress Portfolio contains an aggregate of 6.1 million rentable square feet and is 100% leased to 17 distinct tenants. The remaining weighted-average term of the leases in the Fortress Portfolio is approximately 12.9 years. Substantially all of the leases are net whereby the tenants are required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent.

A copy of the press release announcing the Company’s acquisition of the Fortress Portfolio is attached as Exhibit 99.1 to this Amendment and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated January 9, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

January 9, 2014	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors